SCHEDULE "A"

                          CENTRAXX, INC.
                     8% CONVERTIBLE DEBENTURE

                        DUE -------, 2004

    Centraxx, Inc. (herein call the "Corporation"), FOR VALUE RECEIVED, hereby acknowledges itself indebted and promises to pay to FRANKOPAN & CO. INC. (the "Holder") on -------, 2004, or on such earlier date as the principal amount hereof becomes payable in accordance with the provisions hereof, the
principal amount of   --------   DOLLARS ($------ ) in lawful money of the
United States of America upon presentation and surrender of this Debenture, at the registered office of the Corporation, and to pay interest on such principal amount in like money at the rate of eight percent (8%) per annum compounded annually, which interest shall accrue and be calculated quarterly, not in advance on the outstanding principal amount of this Debenture and accrued interest from time to time from and including the date hereof and shall be payable on the earlier of the same time as the principal amount may be paid or payable and -------, 2001 both after as well as before maturity, default and judgment with interest on overdue interest at the same rate, until paid in full. Thereafter, interest shall accrue and be paid quarterly on the last day of the month of March, June, September and December in each year.

    This Debenture is one of a series of like debentures of the Corporation issued and to be issued evidencing a principal amount not exceeding in aggregate TWO MILLION UNITED STATES DOLLARS ($2,000,000 U.S.) and having attached thereto the Terms and Conditions attached to and forming part of this Debenture. All debentures of the said series are to rank pari passu according to their tenor without discrimination, preference or priority.

    This Debenture is subject to the terms and conditions attached hereto and forming part of this Debenture.

    The Holder shall execute and deliver the Confidentiality Undertaking attached hereto as a condition of this Debenture. This Debenture is subject to the terms of a letter agreement dated May 13, 1999 between the Corporation and Frankopan & Co. Inc.

    IN WITNESS WHEREOF the Corporation has caused this Debenture to be sealed with its corporate seal and to be signed by its duly authorized officers in that respect this -------- day of May, 1999.

                                                        CENTRAXX

                             Per:
                                  (Duly Authorized Officer)

                             Per:
                                  (Duly Authorized Officer)

    THESE ARE THE TERMS AND CONDITIONS REFERRED TO IN THE FOREGOING
    DEBENTURE


1.       Interpretation

    1.1  Definitions

         Where used in this Debenture, the following words and phrases shall, unless there is something in the context otherwise inconsistent therewith, have the following meanings:

         1.1.1 "Accounts", "Chattel Paper","Documents of Title", "Equipment","Goods", "Instrument",
                   "Intangible","Inventory",
                   "Money", "Proceeds" and "Security" have the meanings given to them in the PPSA.

         1.1.2 "Books and Records" means all books, records, files,papers, disks, documents and other repositories of data recording in any form or medium, evidencing or relating to the Collateral which are at any time owned by the Corporation or to which the Corporation (or any Person on the Corporation's behalf) has access.

         1.1.3 "business day" means a day other than a Saturday, Sunday, statutory holiday or any other day on which the Main Branch of Royal Bank of Canada in Toronto is closed.

         1.1.4 "close of business" means 5:00 o'clock in the afternoon (Toronto time).

         1.1.5 "Collateral" means all of the present and future undertaking, Personal Property of the Corporation and all Proceeds thereof, wherever located.

         1.1.6 "Conversion Price" means the dollar amount for which each Share may be issued from time to time upon the conversion of the Debenture in accordance with Section 4.

         1.1.7 "Debenture" means the debentures of the Corporation issued by the Corporation in this series of like debentures and designated as a "8% Convertible Debenture" and for the time being outstanding.

         1.1.8 "director" means a director of the Corporation for the time being and "directors" or "board of directors" means the board of directors of the Corporation or, if duly constituted and empowered, the executive committee of the board of directors of the Corporation for the time being, and reference, without further elaboration, to action by the directors means action by the directors of the Corporation as a board or action taken by the said executive committee as such committee;

         1.1.9 "herein", "hereto", "hereunder", "hereof", "hereby" and similar expressions mean or refer to these conditions of the Debenture and not to any particular Section, clause, subclause, subdivision or portion hereof, and the expressions "Section, "clause", and "subclause" followed by a number or a letter mean and refer to the specified Section, clause or subclause hereof;

         1.1.10 "holder", "registered holder", or "debenture holder" means initially Frankopan & Co. Inc. or any other person or persons from time to time being entered in the register or registers hereinafter mentioned as holders of this Debenture;

         1.1.11 "Liabilities" means all present and future indebtedness, liabilities and obligations of the Corporation to the Holder hereunder.

         1.1.12 "Obligations" means the Liabilities and all covenants, agreements and obligations of the Corporation to the Holder hereunder.

         1.1.13 "PPSA" means the Personal Property Security Act(Ontario), (or such legislation providing for security on personal property in any jurisdiction in which Collateral is located from time to time) as such legislation may be amended, renamed or replaced from time to time (and includes all regulations from time to time made under such legislation).

         1.1.14 "Permitted Encumbrances" means those security interests or other encumbrances particularized in Schedule "A" to this Debenture;

         1.1.15 "Person" means an individual, a partnership, a corporation, a trust, an unincorporated organization, a government or any department or agency thereof and the heirs, executors, administrators or other legal representatives of an individual and words importing persons have a similar meaning.

         1.1.16 "Purchase Money Mortgage" means any mortgage or other encumbrance securing any indebtedness in respect of the purchase price of property acquired by the Corporation or a Subsidiary after the date hereof which is assumed or incurred to provide a portion of such purchase price, which is limited to the property acquired in the transaction or real property on which fixed improvements are installed or construction in connection with which such indebtedness was incurred or assumed and which is created, issued or assumed substantially concurrently with the acquisition of such property, including, without limitation, a finance lease and any mortgage or encumbrance issued by the Corporation or a Subsidiary which extends, renews, refunds or replaces any such mortgage or encumbrance provided that amount of the indebtedness which is secured is not increased as a result of such extension, renewal, refund or replacement and does not exceed the original amount secured.

         1.1.17 "Security Interest" means any mortgage, charge, pledge, hypothecation, lien (statutory or otherwise), assignment, title retention agreement or arrangement, security interest or other encumbrance under this Debenture or under any other security agreement or arrangement creating in favour of any creditor a right in respect of a particular property.

         1.1.18 "Shares" means fully paid and non-assessable common shares in the capital of the Corporation as constituted on the date hereof; provided that in the event of a change, reclassification, subdivision, reduction or consolidation thereof, or successive such changes, reclassifications, subdivisions, reductions or consolidations, then, subject to adjustments, if any, having been made in accordance with the provisions of clause 4.3, "Shares" shall thereafter mean the shares resulting from such change, reclassification, subdivision, reduction or consolidation; and

         1.1.19 "Subsidiary" means, with respect to any person, any corporation of which more than fifty percent (50%) of the outstanding voting shares (or a lesser percentage of shares accompanied by the right to elect a majority of the directors of the corporation) are beneficially owned for the time being, directly or indirectly, by or for that person or by or for one or more Subsidiaries of that person and includes any corporation in like relation to a Subsidiary, but shall not include any corporation which is operated jointly with a local shareholder for the purpose of developing the business of the corporation in a specific territory.

    1.2  Gender, etc.

         Words importing the singular number only include the plural and vice versa and words importing any gender include all genders.

    1.3  Currency

         All dollar amounts referred to herein shall be in lawful money of the United States of America.

    1.4  Headings

         The division of this Debenture into Sections, clauses, subclauses or other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

    1.5  Business Day

         In the event that any date upon which any principal or interest is payable by the Corporation, or upon or by which any other action is required to be taken by the Corporation hereunder is not a business day, then such principal or interest shall be payable or such other action shall be required to be taken on or by the next succeeding day which is a business day.


2.  Prepayment and Security Interest

    2.1  Prepayment

         The Corporation shall have the right to prepay, in whole or part, first the accrued interest, and secondly the outstanding principal of all Debentures outstanding from time to time. Prepayments shall be in a minimum amount of Fifty Thousand United States Dollars ($50,000 U.S.) or in multiples thereof. Prepayments may only be made on ten (10) days prior written notice within which time the Holder shall have the option to exercise its right to convert all or part of the amount to be prepaid to common shares pursuant to Section 4.

    2.2  Grant

         As general and continuing collateral security for the due payment and performance of the Obligations, the Corporation:

         2.2.1 mortgages, charges and assigns and grants to the Holder a first priority security interest in the Collateral, subject to the Permitted Encumbrances; and

         2.2.2 charges as and by way of a floating charge the whole of the undertaking of the Corporation.

    2.3  Limitations on Grant of Security Interest

         The Security Interests created by this Debenture do not extend to the last day of the term of any lease for any leasehold property. Such last day will be held by the Corporation in trust for the Holder and, on the exercise by the Holder of any of its rights under this Debenture following Default, will be assigned by the Corporation as directed by the Holder.

    2.4  Attachment:  No Obligation to Advance

         The Corporation confirms that value has been given by the Holder to the Corporation, that the Corporation has rights in the Collateral (other than after-acquired property) and that the Corporation and the Holder have not agreed to postpone the time for attachment of the Security Interests created by this Debenture to any of the Collateral. The Security Interests created by this Debenture will have effect and be deemed to be effective whether or not the Liabilities or any part thereof are owing or in existence before or after or upon the date of this Debenture.


3.  Transfers and Exchanges

    3.1  Register

         The register for the transfer and registration of Debentures will be kept at the registered office of the Corporation in Toronto, Ontario. Upon presentation and surrender at the registered office of the Corporation, Debentures in any denominations may be exchanged for Debentures in any other authorized denominations of the same aggregate principal amount and Debentures accompanied by a proper instrument of transfer or assignment may be transferred by the registered holder in person or by attorney duly appointed in writing, in which case a new Debenture registered in the name of the transferee will be issued.

    3.2  No Right of Set-Off

         The registered holder for the time being of any Debenture shall be entitled to the principal moneys evidenced by such instrument, free from all equities or rights of set-off or counter-claim between the Corporation and the original or any intermediate holder thereof, and all persons may act accordingly and a transferee of a Debenture shall, after the appropriate form of transfer is lodged with the Corporation and upon compliance with the provisions hereof and all other reasonable conditions, be entitled to be entered on the register as the owner of such Debenture free from all equities or rights of set-off or counter-claim between the Corporation and the transferor or any previous holder thereof, save in respect of equities of which the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.

     3.3  Replacement of Debentures

          If any Debenture is mutilated, lost, destroyed or stolen, it may be replaced at the registered office of the Corporation in Toronto, Ontario on payment by the claimant of such costs as may be incurred in connection therewith and on such terms as to evidence, indemnity and otherwise as the Corporation may require. A mutilated Debenture must be surrendered before a new Debenture will be issued.

4.   Conversion

          4.1  Conversion Privilege and Conversion Price

               4.1.1 Upon and subject to the provisions and conditions of this Section 4, the holder of a Debenture shall have the right, at his option, to convert, at any time and from time to time the whole or any part of the principal amount of a Debenture and accrued interest into Shares at the Conversion Price in effect on the Date of Conversion (as defined in clause 4.2.2).

               4.1.2 For each Share to be issued upon the conversion of this Debenture, the Conversion Price, subject to adjustment in the manner provided in clause 4.3, shall be Two United States Dollars ($2.00 U.S.).

          4.2  Conversion Procedure for Optional Conversion

               4.2.1 The holder of a Debenture desiring to convert such Debenture shall surrender this Debenture to the Corporation at its registered office from time to time, together with the conversion form attached to this Debenture or any other proper written notice, in either case duly executed by the registered holder or his legal representatives or his attorney duly appointed by a proper instrument in writing, exercising his right to convert the Debenture or a stated portion thereof in accordance with the provisions of this Section. The holder of the Debenture shall also specify the name or names, with addresses in which the certificate or certificates representing the Shares issuable upon conversion shall be registered. Thereupon and subject to payment of all applicable transfer taxes and compliance with all reasonable requirements of any transfer agent, the debenture holder or his nominee or assignee, shall be entitled to be entered in the books of the Corporation as at the Date of Conversion (as hereinafter defined) as the holder of the number of Shares into which all or any part, as the case may be, of the Debenture is converted in accordance with the provisions of this Section.

               4.2.2 For the purposes of this Section, a Debenture shall be deemed to be surrendered for conversion on the date (herein called the "Date of Conversion") on which it is so surrendered in accordance with the provisions of this Section and, in case a Debenture is surrended by post or other means of transmission, on the date on which it is received by the Corporation at its offices specified in clause 4.2.1.

               4.2.3 Any part, being Ten Thousand United States Dollars ($10,000 U.S.) or an integral multiple thereof, of this Debenture of a denomination in excess of Ten Thousand United States Dollars ($10,000 U.S.) may be converted as provided in this Section and all references in this Debenture to conversion shall be deemed to include conversion of such parts.

               4.2.4 The holder of this Debenture of which part only is converted shall, upon the exercise of his right of conversion, surrender this Debenture to the Corporation and the Corporation shall make a notation on the Debenture of the principal amount so converted and cancelled and the principal amount of this Debenture which is thereafter outstanding and the Corporation shall forthwith return the Debenture to the said holder.

               4.2.5 The Shares issued upon such conversion shall rank only in respect of dividends declared in favour of shareholders of record on and after the Date of Conversion or such later date as such holder shall become the holder of record of such Shares, from which applicable date they will for all purposes be and be deemed to be issued and outstanding as fully paid and non-assessable Shares.

          4.3  Adjustment of Conversion Price

               The Conversion Price in effect at any date shall be subject to adjustment from time to time as follows:

               4.3.1 If and whenever at any time after the date the Corporation shall: (i) subdivide the outstanding Shares into a greater number of Shares, or (ii) consolidate the outstanding Shares into a lesser number of Shares, (any of such events being called a "Share Reorganization"), the Conversion Price shall be adjusted effective immediately after the effective date or record date, as the case may be, on which the holders of Shares are determined for the purpose of the Share Reorganization by multiplying the Conversion Price in effect immediately prior to such effective date or record date by a fraction, the numerator of which shall be the number of Shares outstanding on such effective date or record date before giving effect to such Share Reorganization and the denominator of which shall be the number of Shares outstanding immediately after giving effect to such Share Reorganization including, in the case where securities exchangeable for or convertible into Shares are distributed, the number of Shares that would have been outstanding had such securities been exchanged for or converted into Shares on such record date.

               4.3.2 If after the date hereof, the Corporation shall issue or sell Shares (or securities convertible into or exchangeable for Shares ("Convertible Securities") at a price per share (or at an exercise price in the case of Convertible Securities) less than the Conversion Price on the date of such issue or sale and the Holder is not in default of its obligations, then the Conversion Price shall be adjusted immediately after such date so that it shall equal the lowest price per share at which such Shares were issued or sold (or the lowest exercise price in the case of Convertible Securities). This clause shall not apply to (i) the exercise price of any Convertible Securities to which the Corporation is committed at the date hereof, (ii) any debentures previously converted, and (iii) the exercise price of any Convertible Securities issued to any directors or senior officers of the Corporation pursuant to a stock option plan approved by the board of directors of the Corporation, even if they are issued after the date hereof.

               4.3.3 In case, after the date hereof, of any reorganization, amalgamation, consolidation or merger of the Corporation with or into any other corporation, or in the case of any sale of the properties and assets of the Corporation as, or substantially as, an entirety to any other corporation, this Debenture shall, after such reorganization, amalgamation, consolidation, merger or sale, be convertible into the number of Shares or other securities or property of the Corporation, as the case may be, that such holder would have been entitled to receive as a result thereof, if on the effective date thereof, he had been the holder of the number of Shares to which he was theretofore entitled upon conversion. The board of directors may, and if required by a holder of Debentures shall retain a firm of independent chartered accountants, who may be the auditors of the Corporation, to make any computation required for such adjustment. If the firm of independent chartered accountants retained by the board of directors to make the computation are not the Corporation's auditors, the auditors so retained must be acceptable to the holders of not less than a majority of the debenture holders determined by value of their debentures. Such firm of independent chartered accountants may as to a question of law, request and rely upon an opinion of independent counsel, who may be counsel to the Corporation. Any such determination shall be conclusive and binding on the Corporation and the holder.

               4.3.4 In the case, after the date hereof, of any reclassification of, or other change in, the outstanding Shares or securities convertible or exchangeable into Shares of the Corporation other than a Share Reorganization, the Conversion Price may be adjusted. The board of directors may, and if required by a holder of Debentures shall retain a firm of independent chartered accountants, who may be the auditors of the Corporation, to make any computation required for such adjustment. If the firm of independent chartered accountants retained by the board of directors to make the computation are not the Corporation's auditors, the auditors so retained must be acceptable to the holders of not less than a majority of the debenture holders determined by value of their debentures. Such firm of independent chartered accountants may as to a question of law, request and rely upon an opinion of independent counsel, who may be counsel to the Corporation. Any such determination shall be conclusive and binding on the Corporation and the holder.

               4.3.5 In any case in which section 4.3 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event issuing to the holder of this Debenture which is converted after such record date and before the occurrence of such event the additional Shares issuable upon such conversion by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder's right to receive such additional Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Shares declared in favour of holders of record of Shares on and after the Date of Conversion or such later date as such holder would, but for the provisions of this clause 4.3.5, have become the holder of record of such additional Shares pursuant to section 4.3.

               4.3.6 The adjustments provided for herein are cumulative; shall, in the case of adjustments to the Conversion Price, be computed to the nearest cent; and shall apply (without duplication) to successive subdivisions, reductions, consolidations, distributions, issues or other events resulting in a any adjustment under the provisions hereof; provided that, notwithstanding any other provision hereof, no adjustment of the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Price then in effect; provided however, that any adjustments which by reason of this subclause 4.3.6 are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

               4.3.7 When any action is taken which requires an adjustment of the Conversion Price to be made under section 4.3, the Corporation shall forthwith prepare and deliver to the holder of this Debenture, a certificate signed by two senior officers of the Corporation setting forth the details of the actions taken, the Conversion Price before adjustment and the details of the computation of the adjusted Conversion Price.

          4.4  Regulatory Approvals and Filing In Connection with
                    Conversion

               If any Shares of the Corporation, allotted or to be allotted for the purpose of conversion of this Debenture require registration with or approval of any governmental or other authority under any Canadian, American or provincial or state law before such shares may be validly issued upon conversion and traded on any stock exchange or over-the-counter market on which the Shares are then listed and posted for trading, the Corporation will, at its expense, take such reasonable action as may be necessary to secure such registration or approval, as the case may be.


5.   Debenture Register

     A register shall be kept by the Corporation at its registered office and any other offices required by law wherein shall be entered the name and address of the registered holder or holders of this Debenture and the outstanding principal amount of the Debenture held by it.


6.   Exclusive Benefit

     The registered holder of this Debenture or his legal personal representative will be regarded as exclusively entitled to the benefit of this Debenture and all persons may act accordingly and the Corporation shall not be bound to enter in the register notice of any trust or, except as may be required by some court of competent jurisdiction having so ordered, to recognize any trust or equity affecting the title to this Debenture.

7.   Transfer of Debenture

     Every transfer of this Debenture must be in writing under the hand of the registered holder or his legal personal representative or the attorney authorized in writing of such registered holder or the legal personal representative of such registered holder. Any such transfer accompanied by this Debenture must be delivered at the offices of the Corporation as specified in Section 3 together with such evidence of identity or title as the Corporation may reasonably require, whereupon the transfer will be registered and duly noted by endorsement hereon signed by the Secretary or
     Assistant Secretary of the Corporation.   No transfer hereof shall
     be effective if the transfer is to a Person who is known by the transferor to be directly or indirectly, or is affiliated or associated with a Person who is directly or indirectly engaged in or involved in the business of wireless communications, geographical information systems, location information or location technology. If such a transfer should occur without the knowledge of the transferor, then notwithstanding anything contained in this Debenture to the contrary, the transferee shall not be entitled to any information in any form which the Corporation considers in its sole and unfettered discretion to be confidential. It shall be a condition of any transfer hereof that the transferee agree with the Corporation to be bound by the confidentiality obligations as provided in the form attached hereto and by the terms of the side letter of even date herewith between the Corporation and Frankopan & Co. Inc.

8.   Joint holders

     In case of joint registered holders the principal moneys and interest owing hereunder shall be deemed to be owing to such holders upon a joint account.

9.   Default

     9.1  Events of Default

          Each of the following events is herein sometimes referred to as an "Event of Default":

          9.1.1 if the Corporation shall fail to pay the principal or other amount owing under any Debenture which shall have become due and payable and such default continues for a period of ten (10) business days;

          9.1.2 if an order is made or a resolution is passed for the winding-up, dissolution or liquidation of the Corporation or if a petition is filed or other process taken for the winding-up, dissolution or liquidation of the Corporation and is not disputed by the Corporation in good faith;

          9.1.3 if the Corporation commits or threatens to commit an act of bankruptcy or become insolvent or go into liquidation or make a general assignment for the benefit of its creditors or otherwise acknowledge its insolvency or if a bankruptcy petition is filed or presented against the Corporation and is not contested in good faith and discharged within one hundred and twenty (120) days after it is filed or presented or if a custodian or sequestrator or a receiver or receiver and manager or any other officer with similar powers is appointed for such Corporation or for any part of its property which, in the reasonable opinion of the holder, is a substantial part;

          9.1.4 if the Corporation makes an assignment for the benefit of its creditors or a bulk sale of all or substantially all of its property and assets;

          9.1.5 if any proceedings with respect to the Corporation are taken with respect to a compromise arrangement under the Bankruptcy and Insolvency Act, the United States Bankruptcy Code, the Companies Creditors Arrangement Act (or any Act substituted therefor) or similar legislation of any other jurisdiction in Canada, the United States or any province or state thereof;

          9.1.6 if an encumbrancer takes possession of any substantial part of the property of the Corporation or if a distress or execution or any similar process is enforced against such property;

          9.1.7 if any representation or warranty contained herein or made in any certificate or other document delivered to the holder shall have been found to be false or is incorrect in any material respect (except any such representation and warranty as is already qualified by the term material which representation and warranty shall be true and correct in all respects) as of its date of making;

          9.1.8 if the Corporation shall cease to carry on in the ordinary course, its business or a substantial part thereof; and

          9.1.9 if the Corporation fails to observe or perform any other material, term, covenant or condition on the part of the Corporation contained herein for a period of thirty (30) days after the date on which written notice of such failure, requiring the Corporation to remedy the same, shall be received by the Corporation by a debenture holder.

     9.2 Rights on Default. Upon the occurrence of an Event of Default, the security constituted by this Debenture will become enforceable and the Holder may do any one or more of the following in each case in accordance with applicable law:

          9.2.1 Rights under PPSA, etc. Exercise all of the rights and remedies granted to secured parties under the PPSA and any other applicable statute, or otherwise available to the Holder at law or in equity.

          9.2.2 Demand Possession. Demand possession of any or all of the Collateral, in which event the Corporation will, at the expense of the Corporation, immediately cause the Collateral designated by the Holder to be assembled and made available and/or delivered to the Holder at any place designated by the Holder.

          9.2.3 Take Possession. Enter on any premises where any Collateral is located and take possession of, disable or remove such Collateral.

          9.2.4 Deal with Collateral. Seize, collect, receive, enforce or otherwise deal with any Collateral in such manner, on such terms and conditions and at such times as the Holder, acting reasonably, deems advisable.

          9.2.5 Use of Collateral. Hold, store and keep idle, or operate, lease, repair, modify or complete or otherwise use or permit the use of, any or all of the Collateral for such time and on such terms as the Holder may reasonably determine, and demand, collect and retain all earnings and other sums due or to become due from any Person in respect of any of the Collateral.

          9.2.6 Carry on Business. Carry on, or concur in carrying on of, any or all of the business undertaking of the Corporation and enter on, occupy and use (without charge by the Corporation) any of the premises, buildings, plant and undertaking of, or occupied or used by, the Corporation.

          9.2.7 Dispose of Collateral. Realize on any or all of the Collateral and sell, lease, assign, give options to purchase, or otherwise dispose of and deliver any or all of the Collateral (or contract to do any of the above), in one or more parcels at any public or private sale, at any exchange, broker's board or office of the Holder or elsewhere, on such terms and conditions as the Holder may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery.

          9.2.8 Appoint Receiver. By instrument in writing appoint any Person as a Receiver of all or any part of the Collateral. The Holder may from time to time remove or replace a Receiver, or make application to any court of competent jurisdiction for the appointment of a Receiver. Any Receiver appointed by the Holder will (for purposes relating to responsibility for the Receiver's acts or omissions) be considered to be the Corporation's agent and the Receiver may do anything that the Holder may do.

     9.3  Remedies Cumulative

          No remedy of the holder of this Debenture is intended to be exclusive of any other remedy but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now existing or hereafter to exist by law or statute.

     9.4  No Merger, Etc.

          Neither the taking of any judgment nor the exercise of any power of seizure or sale shall operate to extinguish the liabilities of the Corporation to make payment of the principal sum hereby secured or interest thereon nor shall such operate as a merger of any covenant or affect the right of the holder to interest calculated as hereinbefore provided, nor shall the acceptance of any payment or alternative security constitute or create any novation, and it is further agreed that the taking of a judgment or judgments under any of the covenants herein contained shall not operate as a merger of any of said covenants or affect the rights of the holder to interest at the rate as herein provided.

     9.5  Waiver of Default

          Upon the happening of an Event of Default, the holders shall have power to waive in writing their rights hereunder provided that no act or omission of the holders in the premises shall extend to or be taken in any manner whatsoever to affect any subsequent Default hereunder or the rights resulting therefrom.

     9.6  Aggregate Default

          Default under this or any other Debenture shall be deemed to be default under all debentures.

10.  Covenants of the Corporation

     10.1 Payment of Principal and Interest

          The Corporation will well, duly and punctually pay or cause to be paid to the holder the principal of, and interest on, the Debenture on the dates, at the places, in the moneys, and in the manner mentioned herein.

     10.2 Payment of Costs

          The Corporation will pay all reasonable costs, charges and expenses of and incidental to the creation of the Debentures and generally in any proceedings taken to enforce the remedies under the Debentures or by reason of non-payment or procuring payment of the moneys owing under the Debentures. All costs, charges and expenses shall bear interest at the rate provided for herein and shall be payable on a solicitor-client basis.

     10.3 Insurance

          The Corporation will insure and keep insured its buildings, plant, equipment, inventory and stock in trade and any other insurable property and assets against such perils and in such amounts as may be usual and prudent with companies carrying on a similar business or holding similar assets.

     10.4 Corporate Existence and Good Standing

          The Corporation is and will maintain its status as a corporation duly and validly incorporated, organized and subsisting under the laws of the State of Nevada has all necessary corporate power and authority to own its properties and carry on its business as presently carried on; and is duly qualified as a corporation to do business or own or lease property in each jurisdiction where the nature of its business or the property owned or leased by it makes such qualification necessary.

     10.5 Corporate Authority

          The Corporation has full corporate power, legal right and authority to issue the Debentures and has such power, legal right and authority to do all such acts and things as are required hereunder to be done, observed and performed by it, subject to and in accordance with the terms hereof.

     10.6 Laws

          The Corporation will, and will cause each of its Subsidiaries to, comply with all applicable statues, regulations, orders and restrictions of any government and of any agencies and instrumentalities of government, and of all other governmental authorities, in respect of the conduct of their respective properties, except such as are being contested in good faith by appropriate legal or administrative proceedings, by or on behalf of the Corporation, and except for isolated instances of non-compliance, if any, which in each case, and as to all thereof in the aggregate have no material and adverse effect.

     10.7 Negative Covenants

          The Corporation covenants and agrees that so long as any Debentures are outstanding, except with the written approval of the holders (which will not be unreasonably withheld and which, if not objected to in writing within three clear business days, shall be deemed to have been approved in writing), and except as provided for in an annual business plan prepared by management of the Corporation and approved (but only as it relates to the subject matter of Section 10.7) by its board of directors and not less than the holders of a majority determined by value of 8% Convertible Debenture by principal amount:

          10.7.1 The Corporation will not nor will it permit a Subsidiary to convey, sell, lease, transfer or otherwise dispose of out of the ordinary course of business, in any one transaction any asset having a value in excess of $100,000 or in any fiscal year assets in a series of transactions with an aggregate value in excess of $250,000.

          10.7.2 The Corporation will not declare or pay any dividends in cash, kind or shares or make any other distributions to shareholders or redeem or otherwise retire any Shares.

          10.7.3 The Corporation will not, nor will it permit any Subsidiary to, guarantee or otherwise become liable for any debts or obligations of any Person other than of the Corporation or a Subsidiary. In addition the Corporation will not permit any Person to increase the amount of any existing guarantee relating to any secured indebtedness of the Corporation.

          10.7.4 The Corporation will not, nor will it permit any Subsidiary to, enter into any material transaction out of the ordinary course of business.

          10.7.5 The Corporation will not, nor will it permit any Subsidiary to, enter into any material transaction in which any director, officer, shareholder or employee of the Corporation or of any Subsidiary or any associate (as such term is defined in the Securities Act of Ontario) or affiliate of any such Person has a material interest out of the ordinary course of the Corporation's or such Subsidiary's business.

          10.7.6 The Corporation will not, nor will it permit a Subsidiary to mortgage or otherwise encumber any of its assets to secure any obligation provided that this covenant will not apply to nor operate to prevent the following:

                    (a)  security granted by a Subsidiary to the
                         Corporation to any other Subsidiary;

                    (b) creation or assumption by the Corporation or a Subsidiary of Purchase Money Mortgages;

                    (c) security granted by the Corporation or a Subsidiary to secure its debt for operating lines of credit to a financial institution or other bona fide arm's length lender in the ordinary course of business; and

                    (d) liens arising by operation of law in the ordinary course of business or incidental to the ownership of property or assets.

               10.7.7 The Corporation will not without the prior consent of the holders hereof amalgamate with or merge into any other corporation (other than an amalgamation with a wholly owned subsidiary) or enter into any corporate transaction (whether by way of reconstruction, reorganization, consolidation, amalgamation, merger, sale, lease or otherwise) whereby all or substantially all of its undertaking, property or assets or any portion thereof, would become the property of any other person or in the case of any such amalgamation or merger, the property of the continuing corporation resulting therefrom.

               10.7.8 The Corporation will not, nor will it permit any Subsidiary to, purchase, lease or otherwise acquire, in any one transaction any asset having a value in excess of $250,000 , or in any fiscal year of the Corporation assets having an aggregate value in excess of $500,000, except for acquisitions made in the ordinary course of business.

     Notwithstanding any provisions of this Debenture to the contrary, the following transactions are permitted and therefore do not constitute a default by the Corporation (i) the share exchange transaction between Corporation and Centraxx Corp., and (ii) any transfer of assets between or among the Corporation and one or more of the Corporation's wholly owned (directly or indirectly) Subsidiaries provided that any such Subsidiary which is a transferee of assets shall provide its guarantee (in form and substance satisfactory to the Holder acting reasonably) of the Liabilities.

11.  Notices

     11.1 Any notice to the Corporation under the provisions of this Debenture shall be in writing and may be given by registered mail, postage prepaid and mailed in Canada or delivering the same to the Corporation at 2700 Argentia Road, Suite 1000, Mississauga, Ontario, L5N 5V4. Any notice to the holder of the Debenture under the provisions of this Debenture shall be in writing and may be given by registered mail, postage prepaid and mailed in Canada or delivering the same to the holder at its address appearing in the register as contemplated in Section 3 hereof.

     11.2 Any notice if delivered shall be deemed to have been given or made on the date on which it was delivered or if given by registered mail mailed in Canada shall be deemed to have been given or made on the third business day following the day on which it was mailed.

     11.3 In the event of any disruption of mail service which may affect delivery of any notice given pursuant to clause 11.1 by registered mail after the mailing of such notice and before the date upon which such notice is deemed to have been given or made pursuant to clause 11.2, such notice shall be deemed not to have been given and must be given or made by delivering the same. In the event of any disruption of mail service which may affect delivery of any notice, Debenture, share certificate, cheque or other writing by registered mail or ordinary mail before the mailing of any of the foregoing, such notice, Debenture, share certificate, cheque or other writing shall be delivered by hand in lieu of mailing the same.

12.  Amendment

     This Debenture may be amended only by agreement in writing executed by the Corporation and the holders of this Debenture at the date of such amendment.

13.  Governing Law

     This Debenture shall be governed by the laws of the Province of Ontario except the conflict of interest laws and the parties hereby irrevocably attorn to the exclusive jurisdiction of the Courts of the Province of Ontario in respect of the subject matter hereof.

14.  Time of the Essence

     Time shall be of the essence.

15.  Binding Effect

     The terms and provisions of this Debenture shall enure to the benefit of and be binding upon the registered holders hereof, their heirs, executors, administrators, successors and permitted assigns to the extent provided herein and shall enure to the benefit of and be binding upon the Corporation and its respective successors and permitted assigns.

                        TRANSFER FORM
     FOR VALUE RECEIVED the undersigned sells, assigns and transfers unto


               (name and address of assignee)



    the                                               within
         (principal amount of the Debenture assigned)

Debenture of Centraxx, Inc. (the "Corporation") and hereby irrevocably constitutes and appoints as Attorney to transfer the said Debenture with full power of substitution in the premises.


               Dated



                                SIGNATURE OF TRANSFEROR

                        CONVERSION FORM


TO:  CENTRAXX

     The undersigned owner of the within Convertible Debenture hereby
irrevocably elects to convert said Debenture (or $                principal
amount thereof) into Shares of Centraxx, Inc. in accordance with the terms of the said Debenture and directs that the certificates representing the Shares issuable and deliverable upon the conversion be issued and delivered to the person indicated below.

     If less than the full principal amount of the within Debenture is to be converted, indicate in the space provided above the principal amount to be converted.


Dated:

                                   (SIGNATURE OF OWNER)


Name:




     (ADDRESS)                     (CITY AND PROVINCE)


(PRINT NAME IN WHICH SHARES ISSUED ON CONVERSION ARE TO BE ISSUED, DELIVERED AND REGISTERED)

                    CONVERSION OF DEBENTURE

Date    Amount of  Unpaid Pricipal  Name of Officer  Signature of
       Principal   Balance of       of Corporation   Officer Making
       Converted   Debenture            Making          Notation
                                       Notation